Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-27507, 333-37306, 333-36445, 333-39547, 333-60816, 333-45827, 333-118074, 333-118076, 333-132317, and 333-132318 of EMCORE Corporation on Form S-8, Registration Statement No. 333-111585 of EMCORE Corporation on Form S-4, and Registration Statement Nos. 333-949011, 333-87753, 333-65526, 333-71791, 333-42514, and 333-35639 of EMCORE Corporation on Form S-3 of our reports dated October 30, 2007, relating to the consolidated financial statements of EMCORE Corporation (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement of the consolidated financial statements, as discussed in Note 20 to the consolidated financial statements, and the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, as discussed in Note 4 to the consolidated financial statements), and management's report on the effectiveness of internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of material weaknesses) appearing in this Annual Report on Form 10-K of EMCORE Corporation for the year ended September 30, 2006.

/s/ Deloitte & Touche LLP
      Deloitte & Touche LLP

Parsippany, New Jersey
October 30, 2007